Exhibit 23.2
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           Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated June 9, 2004, with respect to the consolidated financial statements and financial statement schedule of H&R Block, Inc. and subsidiaries (the Company) as of and for the year ended April 30, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated June 9, 2004 contains an explanatory paragraph that states that as discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting to adopt Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments," Emerging Issues Task Force Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" and Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" during the year ended April 30, 2004.



/s/ KPMG LLP
Kansas City, Missouri
August 6, 2004